Exhibit 99.2


                       IEC ELECTRONICS CORP - CONSOLIDATED
                                  BALANCE SHEET
                          DEC 30, 2005 AND SEP 30, 2005

                                                  DEC 30, 2005      SEP 30, 2005
ASSETS

CURRENT ASSETS
  Cash                                                       0          460,586
  Accounts Receivable                                2,475,879        2,343,994
  Inventories                                        2,159,939          629,808
  Deferred Income Taxes                                250,000          250,000
  Other Current Assets                                 190,184          279,732
                                                   -----------      -----------
    Total Current Assets                             5,076,002        3,964,120
                                                   -----------      -----------

  PROPERTY, PLANT & EQUIPMENT                        1,528,710        1,506,779
  PREPAID DEBT ACQUISITION                              43,623           66,893
                                                   -----------      -----------
                                                     6,648,335        5,537,792
                                                   ===========      ===========

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
  Current Portion of Long Term Liabilites              678,186          345,149
  Accounts Payable                                   2,070,665          917,608
  Accrued Payroll and Related Taxes                    250,864          263,744
  Other Accrued Expenses                               341,117          399,336
                                                   -----------      -----------
    Total Current Liabilities                        3,340,832        1,925,837
                                                   -----------      -----------

LONG TERM VENDOR PAYABLE                                35,331           57,118
LONG TERM DEBT - TERM                                  497,500          535,000
                                                   -----------      -----------
LONG TERM DEBT - TOTAL                                 532,831          592,118

SHAREHOLDER'S EQUITY
  Common stock, par value $.01 per share
   Authorized - 50,000,000 shares
   Outstanding - 8,301,710 shares                     (140,216)          71,484
  Additional Paid-in Capital                        38,547,592       38,533,112
  Retained Earnings                                (35,632,704)     (35,584,759)
                                                   -----------      -----------
    Total Shareholders' Equity                       2,774,672        3,019,837
                                                   -----------      -----------

                                                     6,648,335        5,537,792
                                                   ===========      ===========


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                       IEC ELECTRONICS CORP - CONSOLIDATED
                               STATEMENT OF INCOME
                   FOR QUARTERS DEC 30, 2005 AND DEC 31, 2004

                                                       ACTUAL           PRIOR
                                                      QUARTER          QUARTER
                                                   DEC 30, 2005     DEC 31, 2004

Sales                                                 3,607,051       6,223,364
Cost of Sales                                         3,088,506       5,473,596
                                                     ----------      ----------
Gross Profit                                            518,545         749,768

Less: Operating Expenses
  Selling, G & A                                        472,866         628,941
  Restructuring                                               0          13,292
                                                     ----------      ----------
Total Operating Expenses                                472,866         642,233
                                                     ----------      ----------

Operating Profit                                         45,679         107,535


Interest and Financing Expense                          (84,051)        (97,400)
Stock Option Expense                                     (9,573)              0
Profit (Loss) on Sale of Assets, Misc                         0          72,300
                                                     ----------      ----------
Net Income before Income Taxes                          (47,945)         82,435

  Provision for Income Tax                                    0               0
                                                     ----------      ----------

Income from Discontinued Operations                           0               0
                                                     ----------      ----------
Net Income                                              (47,945)         82,435
                                                     ==========      ==========